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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 5, 1997

                         FRANKFORT FIRST BANCORP, INC.
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            (Exact name of registrant as specified in its charter)


          Delaware                   0-26360                   61-1271129
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(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)     file number)          Identification Number)


           216 West Main Street, Frankfort, Kentucky            40602
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           (Address of principal executive offices)          (Zip Code)


                                 (502)223-1638
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             (Registrant's telephone number, including area code)


                                Not Applicable
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(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS
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     On June 5, 1997, the Board of Directors of the Registrant announced that it had approved a plan designed to improve the Registrant's profitability through a series of actions that includes a special cash distribution of $4.00 per share, termination of its employee stock ownership plan and management recognition plan, and a one-for-two reverse stock split. To compensate plan participants for termination of the plans and cancellation of all unvested awards under the MRP, the Registrant will pay participants a one-time charge totaling $1.1 million in the aggregate. This expense will be recognized in the June 30, 1997 quarter.

     The special distribution of $4.00 will be payable on June 24, 1997 to all shareholders of record as of June 17, 1997. The Registrant estimates that approximately 80% of the distribution will not be considered taxable but will be applied against and will reduce the shareholders' adjusted basis in the Registrant's common stock. The Registrant will announce to its shareholders the precise percentage of the distribution to be non-taxable as soon as it arrives at a final computation following the close of its fiscal year on June 30, 1997.

     Further information regarding the elements of this plan are set forth in a press release dated June 5, 1997, attached as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS
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  Exhibits

  99.1     Press Release dated June 5, 1997
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  Frankfort First Bancorp, Inc.


DATE:  June 5, 1997                               By /s/ William C. Jennings
                                                  -----------------------------
                                                         William C. Jennings
                                                  Chairman, President, and Chief
                                                          Executive Officer